UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7500 Old Georgetown Road, 15th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On June 30, 2026, Eagle Bancorp, Inc. (the “Company”) announced that its wholly owned subsidiary EagleBank (the “Bank”) has reached a settlement of the previously disclosed investigation by the U.S. Attorney’s Office for the Middle District of Pennsylvania into, among other things, the Bank’s anti-money laundering controls and the Bank’s relationship with a former customer who pleaded guilty to a charge of bank fraud in 2020.
The Company and the Bank have agreed to enter into a one-year non-prosecution agreement with the United States Department of Justice, Criminal Division, Money Laundering, Narcotics and Forfeiture Section and the U.S. Attorney’s Office for the Middle District of Pennsylvania (the “Offices”), pursuant to which the Offices will not bring any criminal or civil case against the Company or the Bank for any conduct described in the statement of facts attached to the agreement, subject to the Company’s and the Bank’s compliance with the terms of the agreement. The Bank will pay approximately $9.8 million, which was fully accrued in the Company’s audited financial statements for the year ended December 31, 2025.

Item 9.01. Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP INC.

Date: June 30, 2026	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial Officer